UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

Mid Penn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717).692.2133

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM. 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a) On January 26, 2005 Mid Penn Bancorp, Inc. added the following provision to the Mid Penn Bancorp, Inc. and Mid Penn Bank Directors and Senior Management Code of Ethics:

Reporting Standards

Full, fair, accurate, and timely reporting of all financial matters is a high priority. Periodic reports to the SEC and other regulatory entities must be comprehensive, timely, and accurate. Any discrepancies or shortcomings discovered through the reporting process must immediately be brought to the attention of senior management, and where appropriate, the Audit Committee of the Board of Directors. In event you feel that your reporting of these issues is not adequately resolving the issue, you should follow the procedures described in the Whistleblower Policy as contained in the Company’s Employee Reference Handbook.

On March 9, 2005 Mid Penn Bancorp, Inc. amended the Mid Penn Bancorp, Inc. and Mid Penn Bank Directors and Senior Management Code of Ethics to be re-titled the Mid Penn Bancorp, Inc. and Mid Penn Bank Directors, Senior Management, and Employee Code of Ethics. Therefore, the Code of Ethics is now applicable to Mid Penn Bancorp, Inc. and Mid Penn Bank Directors, Senior Management and Employees.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
14	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP INC.

Date: March 9, 2005	By:	/s/ Alan Dakey
	Title:	President and Chief Executive Officer